AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        RUSH FINANCIAL TECHNOLOGIES, INC.

         Pursuant to the provisions of Articles 4.04 and 4.07 of the Texas Business Corporation Act (the "Act"), Rush Financial Technologies, Inc. (the "Corporation") hereby adopts the following Amended and Restated Articles of Incorporation (the "Restated Articles"), which accurately copy the Corporation's original Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by these Restated Articles as hereinafter set forth and which contain no other change in any provision thereof.

                                   SECTION 1

         The name of the Corporation is Terra Nova Financial Group, Inc.

                                   SECTION 2

         The original Articles of Incorporation of the Corporation, as amended and supplemented by all Articles of Amendment previously filed by the Corporation with the Secretary of State of the State of Texas, are further amended by these Restated Articles to, among other things, (a) incorporate all prior amendments; (b) increase the number of shares of Common Stock; and (c) reduce the size of the Board of Directors of the Corporation from twenty-one members to nine members. The designations, rights and preferences of the Corporation's five series of preferred stock (the "Preferred Stock") remain unchanged by these Restated Articles.

                                   SECTION 3

         The date of adoption by the shareholders of the Restated Articles and each further amendment or alteration effected thereby was September 28, 2006. Each such amendment has been approved and effected in conformity with the provisions of the Act and the constituent documents of the Corporation.

                                   SECTION 4

         The text of the entire articles of incorporation as amended and supplemented by all amendments previously filed with the Secretary of State of the State of Texas, and as further amended by these Restated Articles (other than the designations, rights and preferences of the Preferred Stock), are restated (in their entirety) as follows:

         1. NAME. The name of the corporation is Rush Financial Technologies,
Inc.

         2. DURATION. The period of its duration is perpetual.

         3. PURPOSE. The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Act.

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         4. SHARES. The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be eight hundred million (800,000,000) shares of Common Stock of the par value of one cent ($0.01) each, and five million (5,000,000) shares of Preferred Stock of the par value of ten dollars ($10.00) each. A description of the different classes of stock of the Corporation and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of such stock are as follows.

         The Common or Preferred Stock may be issued from time to time in one or more series, or either or both of the Common or Preferred Stock may be divided into additional classes and such classes into one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such class or series, which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a class or series shall specify all or such of the rights or preferences of such class or series as the Board of Directors shall determine, including the following, if applicable: (a) the number of shares to constitute such class or series and the distinctive designation thereof; (b) the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends shall accrue, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such class or series shall be entitled to preference or priority over any other class or series of stock of the Corporation with respect to payment of dividends; (c) the terms and conditions, including price or a manner for determining the price, of redemption, if any, of the shares of such class or series; (d) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such class or series; (e) the amount which the shares of such class or series shall be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Corporation and whether such shares shall be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Corporation; (f) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Corporation and the terms and conditions of any such conversion or exchange; (g) the voting rights, if any, of shares of stock of such class or series in addition to those granted herein; (h) the status as to reissuance or sale of shares of such class or series redeemed, purchased or otherwise reacquired, or surrendered to the Corporation upon conversion; (i) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any other class or series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation; (j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary; and (k) such other preferences, rights, restrictions and qualifications as the Board of Directors may determine.

         All shares of the Common Stock shall rank equally, and all shares of the Preferred Stock shall rank equally, and be identical within their classes in all respects regardless of series, except as to terms which may be specified by the Board of Directors pursuant to the above provisions. All shares of any one


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

series of a class of Common or Preferred Stock shall be of equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates which dividends thereon shall accrue and be cumulative.

         Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors providing for the issuance of a class or series of Common Stock, the Common Stock shall (a) have the exclusive voting power of the Corporation; (b) entitle the holders thereof to one vote per share at all meetings of the stockholders of the Corporation; (c) entitle the holders to share ratably, without preference over any other shares of the Corporation in all assets of the Corporation in the event of any dissolution, liquidation or winding up of the Corporation; and (d) entitle the record holders thereof on such record dates as are determined, from time to time, by the Board of Directors to receive such dividends, if any, if, as and when declared by the Board of Directors.

         5. COMMENCEMENT OF BUSINESS. The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received.

         6. REGISTERED OFFICE AND AGENT. The street address of its registered office is 13355 Noel Road, Suite 300, Dallas, Texas 75240 and the name of its registered agent at such address is [______________________].

         7. DIRECTORS. The names and addresses of the persons who are to serve as directors until their successors are elected and qualified are:

         Bernay Box - 100 South Wacker Drive, Ste. 2040, Chicago, IL  60606

         Murrey Wanstrath - 100 South Wacker Drive, Ste. 2040, Chicago, IL 60606

         Charles B. Brewer - 100 South Wacker Drive, Ste. 2040, Chicago, IL
         60606

         Russell N. Crawford - 100 South Wacker Drive, Ste. 2040, Chicago, IL 60606

         D.M. (Rusty) Moore, Jr. - 100 South Wacker Drive, Ste. 2040, Chicago, IL 60606

         Gayle C. Tinsley - 100 South Wacker Drive, Ste. 2040, Chicago, IL 60606

         Stephen B. Watson - 100 South Wacker Drive, Ste. 2040, Chicago, IL
         60606

         8. INCORPORATOR. Deleted.

         9. PRE-EMPTIVE RIGHTS. No Shareholder shall have any preemptive rights to purchase shares of the Corporation.

         10. NON-CUMULATIVE VOTING. Cumulative voting is expressly prohibited. Directors shall be elected by majority vote of the shares represented at any meeting at which a quorum is present.


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         11. BYLAWS. The power to alter, amend or repeal the Bylaws or to adopt the Bylaws, shall be vested in either the shareholders or the Board of Directors of the corporation.

         12. LIABILITY OF DIRECTORS. A director of the Corporation shall not be liable to the Corporation or its shareholders or members for monetary damages for an act or omission in the director's capacity as director, except that this Article does not eliminate or limit liability of a director for:

                  (a) a breach of the director's duty of loyalty to the Corporation or its shareholders or members;

                  (b) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

                  (c) a transaction for which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

                  (d) an act or omission for which the liability of a director is expressly provided for by statute; or

                  (e) an act related to an unlawful stock repurchase or payment of a dividend.

         13. CORPORATE GOVERNANCE.

                  (a) Number, Election and Terms of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors, which, subject to the rights of holders of shares of any class or series of Preferred Stock of the Corporation then outstanding to elect additional directors under specified circumstances, shall consist of not less than three nor more than nine persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, or (ii) the affirmative vote of the holders of 66-2/3% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors voting together as a single class. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The directors shall be divided into three classes as nearly equal in number as possible, with the term of office of the first class to expire at the 1998 annual meeting of stockholders, the term of office of the second class to expire at the 1999 annual meeting of stockholders, and the term of office of the third class to expire at the 2000 annual meeting of stockholders, and with the members of each class to hold office until their successors shall have been elected and qualified. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

                  (b) Stockholder Nomination of Director Candidates. Advance notice of stockholder nominations for the election of directors shall be submitted to the Board of Directors at least 60 days in advance of the scheduled date for the next annual meeting of stockholders.

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                  (c) Newly-Created Directorships and Vacancies. Subject to the
rights of the holders of any series of any Preferred Stock then outstanding, newly-created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director.

                  (d) Removal. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, any director or the entire Board of Directors, may be removed from office at any annual or special meeting called for such purpose, and then only for cause and only by the affirmative vote of the holders of 66-2/3% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. As used herein, cause shall mean only the following: proof, beyond the existence of a reasonable doubt that a director has been convicted of a felony, committed grossly negligent or willful misconduct resulting in a material detriment to the Corporation, or committed a material breach of his fiduciary duty to the Corporation resulting in a material detriment to the Corporation.

                  (e) Amendment, Repeal, Etc. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of 66-2/3%, or more, of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article 13, or to alter, amend, adopt any provision inconsistent with or repeal comparable sections of the Bylaws of the Corporation.

                  (f) Call of Special Meeting. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of 66-2/3% or more of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to call a special meeting of shareholders or to alter, amend, adopt any provision inconsistent with or repeal this Article 13, or to alter, amend, adopt any provision inconsistent with or repeal comparable sections of the Bylaws.

         14. The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities, rights (the "Rights") entitling the holders thereof to purchase from the Corporation shares of capital stock or other securities. The times at which and the terms upon which the Rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence the Rights. The authority of the Board of Directors with respect to the Rights shall include, but not be limited to, determination of the following:

                  (a) The initial purchase price per share of the capital stock or other securities of the Corporation to be purchased upon exercise of the Rights.

                  (b) Provisions relating to the times at which and the circumstances under which the Rights may be exercised or sold or otherwise transferred, either together with or separately from, any other securities of the Corporation.


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

                  (c) Provisions that adjust the number or exercise price of the Rights or amount or nature of the securities or other property receivable upon exercise of the Rights in the event of a combination, split or recapitalization of any capital stock of the Corporation, a change in ownership of the Corporation's securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any capital stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such Rights.

                  (d) Provisions that deny the holder of a specified percentage of the outstanding securities of the Corporation the right to exercise the Rights and/or cause the Rights held by such holder to become void.

                  (e) Provisions that permit the Corporation to redeem the Rights.

                  (f) The appointment of a Rights Agent with respect to the Rights.

                            [Signature Page Follows]









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


         IN WITNESS WHEREOF, the Corporation has caused these Amended and Restated Articles of Incorporation to be executed by a duly authorized officer this 29th day of September 2006.

                                        RUSH FINANCIAL TECHNOLOGIES, INC.



                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________














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